UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2005

PETROL OIL AND GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-3009	90-0066187
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3161 E. Warm Springs Road
Suite 300
Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including are code: (702) 454-7318

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2005, the Registrant executed an amendment letter agreement (copy attached as Exhibit 10) with Laurus Master Fund Ltd. in order to clarify certain information contained in the Convertible Term Note and Registration Rights Agreement dated October 28, 2004, as amended, primarily dealing with the inability to pre-register shares of our common stock for conversion of interest that was to accrue under the Convertible Term Note. The Registrant has agreed to file semi-annual registration statements to register shares of its common stock issued to Laurus for the conversion of interest under the Convertible Term Note. As of April 30, 2005, Laurus has converted $243,497.12 of accrued interest into 162,331 shares of the Registrant's restricted common stock.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On April 29, 2005, Laurus Master Fund, Ltd. converted $112,500 of the principle amount of the Convertible Term Note. Pursuant to the conversion rate of $1.50 the Registrant issued 75,000 shares of its restricted common stock to Laurus. The Registrant believes that the issuance of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2).

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10	Letter Amendment Agreement with Laurus, dated 04/28/05

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PETROL OIL AND GAS, INC.

By: /s/ Paul Branagan

Paul Branagan, President

Date: May 4, 2005